UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) NorthStar Real Estate Income Trust, Inc. ("NorthStar Income") held its 2014 annual meeting of stockholders (the “Meeting”) on June 10, 2014. At the close of business on April 9, 2014, the record date for the Meeting, there were 115,792,316 shares of NorthStar Income's common stock outstanding and entitled to vote. Holders of 59,175,327 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, the following individuals were elected to NorthStar Income’s Board of Directors to serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld

David T. Hamamoto	56,842,693	2,332,664
Jonathan T. Albro	56,861,430	2,313,897
Charles W. Schoenherr	56,859,352	2,315,975
Jack F. Smith, Jr.	56,835,348	2,339,979

Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Income’s independent registered public accounting firm for the fiscal year ending December 31, 2014, by the following vote:

For	Against	Abstained

56,418,576	508,773	2,247,978

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: June 16, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary